EXHIBIT 32.0

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

James R. Bradley, Jr., President and Chief Executive Officer and Mark A. Fritz, Senior Vice President, Chief Financial Officer and Treasurer of Home Bancorp Wisconsin, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended September 30, 2016 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2016	/s/ James R. Bradley, Jr.
Date	James R. Bradley, Jr.
President and Chief Executive Officer

December 28, 2016	/s/ Mark A. Fritz
Date	Mark A. Fritz
Senior Vice President, Chief Financial Officer and Treasurer